Exhibit 10.2

NON-REDEMPTION AGREEMENT

This Non-Redemption Agreement (this “Agreement”) is entered as of March 31, 2025 (the “Signing Date) by and among Investcorp Europe Acquisition Corporation I, a Cayman Islands exempted company (“IVCB” or the “Company”), Samara Special Opportunities, a Cayman Islands exempted company (the “Sponsor”), and the undersigned investors (collectively, the “Investor”), and shall be effective as of the signing of a Business Combination Agreement by the Company.

RECITALS

WHEREAS, the Sponsor currently holds IVCB Class A ordinary shares (previously Class B ordinary shares), par value $0.001 per share (the “Founder Shares”), which Founder Shares were initially sold in a private placement in connection with IVCB’s initial public offering that closed on December 15, 2021;

WHEREAS, IVCB held an extraordinary general meeting of shareholders (as adjourned or postponed from time to time, the “Meeting”) for the purpose of approving, among other proposals, an amendment to IVCB’s Amended and Restated Memorandum and Articles of Association (the “Charter”) to extend the date by which IVCB must consummate an initial business combination (the “Initial Business Combination”) by twelve months (each such month, an “Extension Month”) to December 17, 2025 (the “Extension” and together with all other proposals brought at the Meeting, the “Proposals”) without the need to deposit additional funds into the trust account into which the proceeds of IVCB’s initial public offering were deposited (the “Trust Account”) to effect such Extension;

WHEREAS, the Charter provides that a shareholder of IVCB’s Class A ordinary shares, par value $0.001 per share, initially sold as part of the units in IVCB’s initial public offering (whether they were purchased in IVCB’s initial public offering or thereafter in the open market) (the “Public Shares” and together with the Founder Shares, the “Ordinary Shares”) redeemed its Public Shares for an estimated $11.58 per share (the “Redemption Price”) in connection with the proposal to amend the Charter to effectuate the Extension upon the terms and subject to the conditions set forth in the Charter (“Redemption Rights”);

WHEREAS, as of the date of this Agreement, Investor is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 2,000,000 Public Shares (the “Investor Shares”) as displayed in Exhibit A attached hereto;

WHEREAS, Investor did not exercise its Redemption Rights in connection with the Extension, or to validly rescind any previously submitted redemption demand, with respect to the Investor Shares, subject to the terms of this Agreement; and

WHEREAS, subject to the terms and conditions of this Agreement, contemporaneously with the closing of the Initial Business Combination, following the satisfaction of redemption demands validly submitted by IVCB’s public shareholders, the Company shall pay to Investor directly from the Company’s Trust Account an amount in cash equal to Share Consideration Payment (as defined below).

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor, the Company and the Sponsor hereby agree as follows:

1. Terms of Non-Redemption.

1.1. Non-Redemption of Investor Shares. Upon the terms and subject to the conditions of this Agreement, including the additional conditions set forth in Section 1.2, if (a) the Investor did not exercise (or exercised and validly rescinded) its Redemption Rights with respect to the Investor Shares in connection with the Meeting and (b) the Proposals are approved at the Meeting and implemented by the Company, then the Investor shall be deemed to have earned the Share Consideration Payment. The Share Consideration Payment is calculated as the product of (i) the Investor Shares, (ii) sixty percent and (iii) the Per-Share Redemption Price as defined in the Charter (the “Share Consideration Payment”). The Share Consideration Payment shall be made concurrently with the closing of the Company’s Initial Business Combination directly from the Company’s Trust Account in conjunction with the Company’s flow of funds meeting with the Trust Account’s trustee (the Closing). Ahead of the Closing, the Investor shall receive a copy of any materials or memos drafted in connection with the distribution of Trust Account assets as well as be invited to attend any meetings in connection therewith.

1.2. Reserved.

1.3. Termination. This Agreement and each of the obligations of the undersigned shall terminate on the earlier of, (a) the fulfillment of all obligations of parties hereto, (b) the liquidation or dissolution of IVCB, or (c) the mutual written agreement of the parties hereto.

2. Representations and Warranties of the Investor. The Investor represents and warrants to, and agrees with, the Sponsor and the Company that:

2.1. Accredited Investor. As of the date hereof, the Investor is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) or a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, and acknowledges that the offer and sale contemplated hereby are being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.2. Intent. The Investor is entering into this Agreement solely for investment purposes, for such Investor’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and the Investor has no present arrangement to sell securities of the Company to or through any person or entity except as may be permitted hereunder.

2.2.1. The Investor agrees only with IVCB, solely for the benefit of and, notwithstanding anything else herein, enforceable only by IVCB, to waive any right that it may have to elect to have IVCB redeem any Investor Shares and agrees not to redeem or otherwise exercise any right to redeem, the Investor Shares and to reverse and revoke any prior redemption elections made with respect to the Investor Shares, in each case, solely in connection with the Proposals. For the avoidance of doubt, nothing in this Agreement is intended to restrict or prohibit the Investor’s ability to redeem any Public Shares other than the Investor Shares, or to trade or redeem any Public Shares (other than the Investor Shares) in its discretion and at any time or trade or redeem any Investor Shares in its discretion and at any time after the date of the Meeting.

2.3. Sophisticated Investor. The Investor is sophisticated in business and financial matters and able to evaluate the risks and benefits of the waiver of Redemption Rights on the terms set forth in this Agreement.

2.4. Risk of Loss. The Investor is aware that the investments contemplated herein are highly speculative and subject to substantial risks. The Investor is able to bear the economic risk of its investment and able to sustain a complete loss of such investment.

2.5. Independent Investigation. The Investor has relied upon an independent investigation of IVCB and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from the Sponsor or any representatives or agents of the Sponsor, other than as set forth in this Agreement. The Investor is familiar with the business, operations and financial condition of IVCB and has had an opportunity to ask questions of, and receive answers from IVCB’s management concerning IVCB and the terms and conditions described herein and has had full access to such other information concerning IVCB as the Investor has requested. The Investor confirms that all documents that it has requested have been made available and that the Investor has been supplied with all of the additional information concerning this investment which the Investor has requested.

2.6 Disclosure of Information. Investor or its advisor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions herein, and has conducted and completed its own independent due diligence. Such Investor acknowledges that it has had an opportunity to review IVCB’s filings made with the Securities and Exchange Commission (the “SEC”) that are available on the SEC’s EDGAR System. Based on the information Investor or its advisor has deemed appropriate, and without reliance on IVCB or the Sponsor or their respective advisors, has independently made its own analysis and decision to enter into this Agreement. Investor or its advisor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate), including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

2.7 Organization and Authority. If an entity, the Investor is duly organized and existing under the laws of the jurisdiction in which it was organized and it possesses all requisite power and authority to enter into this Agreement and perform all the obligations required to be performed by the Investor hereunder.

2.8. Non-U.S. Investor. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with this Agreement, including (i) any governmental or other consents that may need to be obtained, and (ii) the income tax and other tax consequences, if any, that may be relevant to the investments described herein. The Investor’s entry into this Agreement will not violate any applicable securities or other laws of the Investor’s jurisdiction.

2.9. Authority. This Agreement has been validly authorized, executed and delivered by the Investor, assuming due authorization, execution and delivery by the Company and the Sponsor, is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

2.10. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby do not and will not (i) result in a violation of the Investor’s organizational documents, (ii) violate, conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Investor is a party, or (iii) result in a violation of any law, statute, rule or regulation to which the Investor is subject (including federal and state securities laws), or any order, judgment or decree applicable to Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not reasonably be expected to prevent the Investor from fulfilling its obligations under this Agreement.

2.11. No Intent to Effect a Change of Control; Ownership. Investor has no present intent to effect a “change of control” of IVCB as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act.

2.12. No Advice from the Sponsor or Company. The Investor has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with the Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Sponsor and the Company explicitly made in this Agreement, the Investor is relying solely on such counsel and advisors and not on any statements or representations, express or implied, of the Sponsor or the Company or any of its or their representatives or agents for any reason whatsoever, including, without limitation, for legal, tax or investment advice, with respect to this investment, the Sponsor, IVCB, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.13. No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, the Investor has not made, does not hereby make and shall not be deemed to make any other express or implied representation or warranty with respect to the Investor, and the Investor disclaims any such representation or warranty. Except for the specific representations and warranties expressly made by the Sponsor in Section 3 and by the Company in Section 4 of, and elsewhere in, this Agreement and in any certificate or agreement delivered pursuant hereto, the Investor specifically disclaims that it is relying upon any other representations or warranties that may have been made by the Sponsor or the Company.

3. Representations and Warranties of the Sponsor. The Sponsor represents and warrants to, and agrees with, the Investor that:

3.1. Authority. The Sponsor’s signature to this Agreement is genuine and the Sponsor has the legal competence and capacity to execute this Agreement. This Agreement has been duly executed and delivered by the Sponsor and (assuming due authorization, execution and delivery by the Investor) constitutes the Sponsor’s legal, valid and binding obligation, enforceable against the Sponsor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Sponsor is a party or by which it is bound with respect to the Founder Shares (including the Letter Agreement) or (ii) any law, statute, rule or regulation to which the Sponsor is subject or any order, judgment or decree to which the Sponsor is subject, except, in each case, for such conflicts, defaults or violations which would not reasonably be expected to prevent the Sponsor from fulfilling its obligations under this Agreement. The Sponsor is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement in accordance with the terms hereof.

3.3. Reliance on Representations and Warranties. The Sponsor understands and acknowledges that the Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Sponsor set forth in this Agreement.

3.4. No Pending Actions. There is no action pending against the Sponsor or, to the Sponsor’s knowledge, threatened against the Sponsor or, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Agreement.

3.5. No Other Representations and Warranties. Except for the specific representations and warranties expressly contained in this Section 3 and elsewhere in this agreement and in any certificate or agreement delivered pursuant hereto, the Sponsor has not made, does not hereby make and shall not be deemed to make any other express or implied representation or warranty with respect to the Sponsor, the Meeting, or the Proposals, and the Sponsor disclaims any such representation or warranty.

4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Investor that:

4.1. Organization and Authority. The Company is duly organized and existing under the laws of the jurisdiction in which it was organized and it possesses all requisite power and authority enter into this Agreement and perform all the obligations required to be performed by the Company hereunder. This Agreement has been validly authorized, executed and delivered by the Company, assuming due authorization, execution and delivery by the Sponsor and the Investor, is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

4.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company’s organizational documents, (ii) violate, conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Company is a party, or (iii) result in a violation of any law, statute, rule or regulation to which the Investor is subject (including federal and state securities laws), or any order, judgment or decree applicable to the Company, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not reasonably be expected to prevent the Company from fulfilling its obligations under this Agreement.

4.3. Reliance on Representations and Warranties. The Company understands and acknowledges that the Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Company set forth in this Agreement.

4.4. No Pending Actions. There is no action pending against the Company or, to the Company’s knowledge, threatened against the Company, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Company of its obligations under this Agreement.

4.5. No Other Representations and Warranties. Except for the specific representations and warranties expressly contained in this Section 4 and elsewhere in this agreement and in any certificate or agreement delivered pursuant hereto, the Company has not made, does not hereby make and shall not be deemed to make any other express or implied representation or warranty with respect to the Company, the Meeting or the Proposals, and the Company disclaims any such representation or warranty.

5. Additional Investor Covenants.

5.1. No Borrowing. The Investor hereby agrees only with IVCB, solely for the benefit of and, notwithstanding anything else herein, enforceable only by IVCB, that it shall not borrow the Investor Shares to satisfy the requirements in Section 1.

6. Reserved.

7. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby. With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the exclusive jurisdiction of the United States District Court or, if such court does not have jurisdiction, the New York state courts located in the Borough of Manhattan, State of New York.

8. Assignment; Entire Agreement; Amendment.

8.1. Assignment. Any assignment of this Agreement or any right, remedy, obligation or liability arising hereunder by any party hereto to any person that is not an affiliate of such party shall require the prior written consent of the other party.

8.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them relating to the subject matter hereof.

8.3. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

8.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

9. Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered, sent by email or other electronic transmission, provided that the sender does not receive a bounce-back reply of non-delivery, sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

10. Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11. Survival; Severability

11.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

11.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

12. Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

13. Disclosure; Waiver. In connection with the entry into this agreement, IVCB will file all required disclosures required to comply with the rules and guidance promulgated by the SEC with respect to the Rule 14e-5 prohibition of purchases outside a tender offer, including, but not limited to, all requirements set forth in Compliance and Disclosure Interpretation 166.01 and (to the extent that it has not already filed) a Current Report on Form 8-K under the Exchange Act reporting, to the extent not previously publicly disclosed, the material terms of this Agreement. Such Form 8-K shall disclose that certain parties to non-redemption agreements intend to purchase additional Public Shares on the open market and that such purchases will be made at or below the Redemption Price and that such parties shall not vote such purchased shares in favor of the Extension. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. IVCB agrees that the name of the Investor shall not be included in any public disclosures related to this Agreement unless required by applicable law, rule, regulation or stock exchange rule. The Investor (i) acknowledges that the Sponsor may possess or have access to material non-public information which has not been communicated to the Investor; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against the Sponsor or any of IVCB’s officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including any potential business combination involving IVCB, including, without limitation, any claims arising under Rule 10b-5 of the Exchange Act; and (iii) is aware that the Sponsor and Company are relying on the truth of the representations set forth in Section 2 of this Agreement and the foregoing acknowledgement and waiver in this Section 13, in connection with the transactions contemplated by this Agreement. IVCB shall, by 9:30 a.m., New York City time, on the first business day immediately following the date of the Meeting, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby and any other material, nonpublic information that IVCB has provided to Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document or the initial Form 8-K referred to in the first sentence of this Section 13, to IVCB’s knowledge, Investor shall not be in possession of any material, nonpublic information received from IVCB or any of its officers, directors or employees.

14. Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute the Investor and the Sponsor as, and the Sponsor acknowledges that the Investor and the Sponsor do not so constitute, a partnership, a limited partnership, a syndicate, an association, a joint venture or any other kind of entity, including, but not limited to, for the purpose of acquiring, holding, or disposing of securities of IVCB, or create a presumption that the Investor and the Sponsor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the Sponsor acknowledges that the Investor and the Sponsor are not acting in concert or as a group, and the Sponsor shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

15. Most Favored Nation. In the event the Sponsor or IVCB has entered into or enters one or more other non-redemption agreements before or after the execution of this Agreement in connection with the Meeting, the Sponsor and IVCB represent that the terms of such other agreements are not more favorable in the aggregate to such other investors thereunder than the terms of this Agreement are in respect of the Investor. In the event that another investor is afforded any more favorable terms than the Investor, the Sponsor shall promptly inform the Investor of such more favorable terms in writing (email being sufficient), and the Investor shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INVESTOR: METEORA SELECT TRADING OPPORTUNITIES MASTER, LP; METEORA CAPITAL PARTNERS, LP; METEORA SPECIAL OPPORTUNITY FUND I, LP; AND METEORA STRATEGIC CAPITAL, LLC

By:	/s/ Joseph Levy
Name:	Joseph Levy
Title:	CFO

COMPANY:

INVESTCORP EUROPE ACQUISITION CORPORATION I

By:	/s/ Vikas Mittal
Name:	Vikas Mittal
Title:	Chief Executive Officer

SPONSOR: SAMARA SPECIAL OPPORTUNITIES

By:	/s/ Vikas Mittal
Name:	Vikas Mittal
Title:	Authorized Signatory

[Signature Page to Non-Redemption Agreement]

Exhibit A

Investor	Investor Shares
Meteora Select Trading Opportunities Master, LP	707,334
Meteora Capital Partners, LP	834,304
Meteora Special Opportunity Fund I, LP	414,592
Meteora Strategic Capital, LLC	43,770
Total	2,000,000

[Exhibit A to Non-Redemption Agreement]

A-1